UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2016 (May 16, 2016)

Univar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report of Form 8-K of Univar Inc., dated May 11, 2016 and filed on May 16, 2016 (the “Original Form 8-K”). This Form 8-K/A is being filed to correct typographical errors in the date cited in the first sentence of the first paragraph of Item 5.02, on the cover page, and the signature page of the Original Form 8-K, which are corrected to be dated “May 16, 2016” by this filing. This Form 8-K/A amends and restates in its entirety Item 5.02 of the Original Form 8-K. No other changes were made to the Original Form 8-K.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On May 16, 2016, the board of directors (the “Board”) of Univar Inc. (the “Registrant”) appointed Daniel P. Doheny as a Class II member of the Board and as a member of the Board’s audit committee.  Mr. Doheny’s term will expire at the Registrant’s 2017 annual meeting of stockholders.  The Board determined, after considering all of the relevant facts and circumstances, that Mr. Doheny is “independent” as defined under the New York Stock Exchange listing standards. With the appointment of Mr. Doheny, the Registrant’s Board consists of 12 directors.  No arrangements exist between the Company and Mr. Doheny or any other person pursuant to which he was selected as a director.  There are no transactions to which the Company or any of its subsidiaries is a party in which Mr. Doheny has a material interest that is subject to disclosure under Item 404(a) of Regulation S-K.  Mr. Doheny will participate in the standard director compensation program for the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary